UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2006

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

_____________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 7, 2006, the Executive Compensation Committee of Tredegar Corporation (the “Corporation”) approved a grant of nonstatutory stock options under the Tredegar Corporation 2004 Equity Incentive Plan (the “Plan”) to certain of the Corporation’s executive officers in the amounts set forth below:

Nancy M. Taylor	22,500 Shares
Tammy H. Cummings	15,000 Shares
D. Andrew Edwards	15,000 Shares
Larry J. Scott	15,000 Shares
W. Hildebrandt Surgner, Jr.	15,000 Shares

The stock options have an option price of $15.11 per share and have a term of seven years. The vesting period is two years. The grant of options was made pursuant to the terms of the Plan and is subject to the terms of the Notice Of Nonstatutory Stock Option Grant and Nonstatutory Stock Option Terms and Conditions (together, the “Agreement”). The form of Agreement is filed as Exhibit 10.21 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.21	Form of Notice Of Nonstatutory Stock Option Grant and Nonstatutory Stock Option Terms and Conditions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION

Date: March 10, 2006	By:	/s/ W. Hildebrandt Surgner, Jr.
W. Hildebrandt Surgner, Jr. Vice President, General Counsel and Secretary

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